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                                                                   EXHIBIT 10(m)

                          SUBSCRIBER SERVICE AGREEMENT


      This Agreement is made as of the 25th day of January, 1997 (the "Effective Date") by and between NovaCare, Inc., a Delaware corporation with its principal place of business at 1016 W. Ninth Avenue, King of Prussia, Pennsylvania 19406 and its subsidiaries listed on Exhibit A ("Subscriber"), and NovaCare Employee Services, Inc. ("NovaCare"), a Delaware corporation with its principal place of business at 2621 Van Buren Avenue, Norristown, Pennsylvania 19403.

                              W I T N E S S E T H:

      WHEREAS, NovaCare has expertise in employment relations matters, including payroll and benefits administration, workers' compensation insurance management (including risk assessment, injury prevention and claims management), human resources policies, procedures and practices (including intervention to resolve employment-related issues) and training and development;

      WHEREAS, Subscriber has decided to outsource certain human resource functions in order to improve service and reduce costs by taking advantage of the expertise of a focused human resources business; and

      WHEREAS, NovaCare wishes to be the outsourcing contractor providing identified human resource services to Subscriber pursuant to the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and intending legally to be bound, the parties agree as follows:

      1. Term and Termination.

            1.1 Initial Term. The initial term (the "Initial Term") of this Agreement shall be from January 25, 1997 through December 31, 2001, unless sooner terminated pursuant to Section 1(C) below.

            1.2 Renewal Term. This Agreement shall automatically renew for an additional one-year term (a "Renewal Term") upon the expiration of the Initial Term and each subsequent Renewal Term unless written notice of non-renewal be given by either party at least nine (9) months prior to the expiration of the Initial or any Renewal Term.
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            1.3 Termination.

                  1.3.1 By NovaCare. NovaCare may terminate this Agreement upon notice to Subscriber in the event that:

                        (a) Subscriber fails to pay any sums due hereunder, and such failure continues for three (3) business days after written notice thereof is sent to Subscriber, certified or registered mail, return receipt requested;

                        (b) Subscriber fails at any time to procure or maintain any insurance coverage required by this Agreement;

                        (c) Subscriber fails to perform or observe any duty, obligation or covenant contained in this Agreement other than those set forth in subparagraph (a) or subparagraph (b) above, and such failure continues for ten
(10) days after written notice thereof is sent to Subscriber, certified or registered mail, return receipt requested;

                        (d) Subscriber becomes insolvent (that is, unable to pay its debts as they mature or in accordance with customary business practice) or commits an act of bankruptcy, or applies for, consents to, or acquiesces in the appointment of a trustee or a receiver for it or any of its property, or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for Subscriber or for a substantial part of its property and is not discharged within thirty days thereof, or if any bankruptcy or insolvency proceeding, or any dissolution or liquidation proceeding, is instituted by or against Subscriber and is consented to or acquiesced in by Subscriber or remains for thirty (30) days undismissed;

                        (e) there occurs the termination, cessation or liquidation of the Subscriber's business;

                        (f) any representation, warranty or statement of material fact made or furnished to NovaCare or NovaCare's representatives by or on behalf of the Subscriber, or any document, instrument or other paper submitted to NovaCare or NovaCare's representatives by or on behalf of Subscriber, is false or misleading in any material respect;

                        (g) NovaCare determines, and obtains an opinion of counsel to the effect, that all or a substantial portion of its receipts hereunder are or will become subject to a sales, value added, gross receipts or similar tax in a particular jurisdiction as to which it exercises its right to terminate;

                        (h) changes in federal, state or local law, regulation or controlling legal interpretation occur that make it legally impossible or economically


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impractical for NovaCare to carry out its obligations hereunder in the jurisdiction(s) as to which it exercises its right to terminate;

                        (i) Subscriber fails to comply with any reasonable directive regarding health and safety from NovaCare, NovaCare's workers' compensation carrier, or any government agency with jurisdiction over a health or safety matter;

                        (j) Subscriber misrepresents workers' compensation or Fair Labor Standards Act classification or inaccurately reports employee payroll hours, pay rate or salary; or

                        (k) there occurs a Change in Control of Subscriber.

                              For purposes of this Agreement, a Change in
Control of the Subscriber shall be deemed to have occurred if:

                              (i) a "person" (meaning an individual, a
partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), either (x) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Subscriber having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (y) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Subscriber having a right to vote in elections of directors; or

                              (ii) Continuing Directors shall for any reason
cease to constitute a majority of the Board of Directors of the Subscriber; or

                              (iii) all or substantially all of the business
and/or assets of the Subscriber are disposed of by the Subscriber to a party or parties other than a subsidiary or other affiliate of the Subscriber, pursuant to a partial or complete liquidation of the Subscriber, sale of assets (including stock of a subsidiary of the Subscriber) or otherwise.

                              For purposes of this Agreement, the term
"Continuing Director" shall mean a member of the Board of Directors of the Subscriber who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

                  1.3.2 By Subscriber. Subscriber may terminate this Agreement upon notice to NovaCare in the event that:


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                        (a) NovaCare fails to pay any sums required to be paid
hereunder by NovaCare as employer of an employee located at a Subscriber worksite or at a worksite at which Subscriber provides services pursuant to a contract with the business located at the worksite (an employee at either of such worksites hereinafter being referred to as a "Worksite Employee") (i) to or on behalf of a Worksite Employee or (ii) to a governmental agency, insurance carrier, third party administrator or other third party, and such failure continues for three (3) business days after written notice thereof is sent to NovaCare, certified or registered mail, return receipt requested;

                        (b) NovaCare fails at any time to procure or maintain insurance coverage required by this Agreement;

                        (c) NovaCare fails to meet the following service performance standards, and such failure continues for a period of sixty (60) days after written notice thereof is sent to NovaCare, certified or registered mail, return receipt requested:

                              (i) employee status change transactions (new
hires, wage and salary actions, changes in status from full-time to part-time or on or off leave and terminations) (hereinafter referred to as "Status Transactions") will be processed within forty-eight (48) hours of receipt by NovaCare's designated representative of accurate information in a form acceptable to NovaCare; Status Transactions received by the established payroll cut-off date and time (the "Payroll Cut-off") for a payroll will be processed for that payroll; and ninety-seven percent (97%) of Status Transactions processed through the NovaStar human resource information system will be correct;

                              (ii) payroll data received by NovaCare's
designated representative by the Payroll Cut-off will be processed to deliver payroll on time one hundred percent (100%) of the time, and ninety-nine percent (99%) of paychecks will correctly reflect information transmitted from the Subscriber;

                              (iii) new hire and status change benefit forms
("Benefit Forms") will be submitted to the third party administrator responsible for the applicable benefit plan within one (1) week of receipt by NovaCare's designated representative and a confirmation will be provided by NovaCare to the Worksite Employee within four (4) days after submission to the third party administrator. If NovaCare acts as the plan administrator, it will update its file and provide confirmation as if it were the third party administrator;

                              (iv) ninety percent (90%) of incoming calls to the
employee service center during established business hours will be answered immediately and incoming calls reaching voice mail will be returned within twenty-four (24) hours; and


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                              (v) a customer service survey measuring
satisfaction with NovaCare services, in form and substance approved by Subscriber, whose approval shall not be unreasonably withheld, will be conducted no later than December 31 each year during the term hereof and the results will show not greater than a five percent (5%) overall reduction in employee satisfaction from the baseline established in the first annual survey;

                        (d) NovaCare becomes insolvent (that is, unable to pay its debts as they mature or in accordance with customary business practice) or commits an act of bankruptcy, or applies for, consents to, or acquiesces in the appointment of a trustee or a receiver for it or any of its property, or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for NovaCare or for a substantial part of its property and is not discharged within thirty days thereof, or if any bankruptcy or insolvency proceeding, or any dissolution or liquidation proceeding, is instituted by or against NovaCare and is consented to or acquiesced in by NovaCare or remains or thirty (30) days undismissed;

                        (e) there occurs the termination, cessation or liquidation of NovaCare's business;

                        (f) any representation, warranty or statement of material fact made or furnished to Subscriber or Subscriber's representatives by or on behalf of NovaCare, or any document, instrument or other paper submitted to Subscriber or Subscriber's representatives by or on behalf of NovaCare, is false or misleading in any material respect; or

                        (g) NovaCare fails to perform or observe any material duty, obligation or covenant contained in this Agreement other than those set forth in subparagraph (a), subparagraph (b) or subparagraph (c) above, and such failure continues for ten (10) days after written notice thereof is sent to NovaCare, certified or registered mail, return receipt requested;

      2. Fees.

            2.1 Initial Fees. For services rendered hereunder, Subscriber shall pay to NovaCare (i) an initial base service fee ("Base Fee") of one hundred nine and seven tenths percent (109.7%) of gross earnings, including salary, wages, bonus, vacation time, paid time off, sick time, commissions and severance pay (before deductions, whether before tax or after tax) paid to Worksite Employees plus (ii) the net amount of expense reimbursement and any other cash payment to a Worksite Employee that is included in a paycheck at the request of Subscriber but is not includable in gross earnings for federal or state tax purposes, and the employer's portion of FICA and FUTA attributable to gross earnings (the "Non-Wage Fee").


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            2.2 Changes in Base Fee.

                  2.2.1 Changes in Benefit Plan Structure or Design. The Base Fee includes a charge for the costs of the benefit programs (descriptions of which are attached hereto as Exhibit B) (the "Plans") that NovaCare makes available to Worksite Employees. The Base Fee shall be increased to reflect the increased cost of changes requested by Subscriber in the design or structure of any Plan.

                  2.2.2 Annual Reduction in Base Fee. On January 1, 1998 and each January 1 thereafter through January 1, 2001 the Base Fee payable hereunder shall be reduced by one-tenth of one percent (1/10%) (that is, from 109.7% to 109.6% in 1998, 109.5% in 1999, 109.4% in 2000, and 109.3% in 2001). The Base
Fee shall remain at one hundred nine and two tenths percent (109.2%) during the first and any subsequent Renewal Term.

            2.3 Additional Fee. Subscriber may request Additional Services from NovaCare pursuant to Section 3.2 below. The fee for such services shall be set forth in an addendum to this Agreement.

            2.4 Payment of Fee.

                  2.4.1 Base Fee and Non-Wage Fee. Subscriber shall fund an account with the amount of the Base Fee and Non-Wage Fee (the "Payroll Account") in advance of each payroll payment date. NovaCare shall have the right to draw against the Payroll Account an amount equal to the Base Fee and Non-Wage Fee for the applicable payroll payment date. Subscriber agrees to collect, verify, and transmit to NovaCare's administrative office, no less than seven (7) business days before each NovaCare payroll date any information required to determine correctly and accurately the amount of the payment due NovaCare. If Subscriber defaults in paying the amounts due NovaCare and NovaCare continues to pay wages for Worksite Employees at a rate not below the statutory minimum wage, Subscriber shall fully indemnify and hold NovaCare harmless from any and all claims made by employees for wages in excess of the amount paid by NovaCare and any and all legal fees and expenses incurred in defense of such claims. Additionally, Subscriber must immediately inform NovaCare of any situation in which payment will not be immediately forthcoming and thereafter, at the request of NovaCare, Subscriber shall terminate the employment of persons for whom payment by Subscriber to NovaCare will not be made.

                  2.4.2 Additional Fees. Additional fees provided for under
Section 2.3 above shall be invoiced monthly after services have been delivered. Subscriber shall pay such invoices within thirty days after receipt.


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      3.    Services.

            3.1 Base Services. NovaCare shall provide the following services ("Base Services") with respect to Worksite Employees in consideration of the payment of the Base Fee:

                  (i) Payment of wages based on hours, wage and salary rates and other information supplied by Subscriber, including application of set-offs owed to Subscriber and implementation of garnishment orders;

                  (ii) Calculation of Paid Time Off (in accordance with Subscriber's policies);

                  (iii) Calculation and payment of sign-on, relocation and other bonuses;

                  (iv) Collection, reporting and payment of applicable federal, state and local payroll taxes;

                  (v) Collection of employee contributions, payment of premiums and administration under the Plans;

                  (vi) Administration of unemployment compensation claims;

                  (vii) Payment of workers' compensation insurance premiums and administration and management of workers' compensation claims, including payment of claims not paid by an insurance carrier or other third party;

                  (viii) Completion, reporting and maintenance of payroll and Plan records, with the exception of records of hours worked, which shall be collected, verified and maintained by Subscriber, provided that Subscriber shall make available to NovaCare copies of such records of hours worked as NovaCare may require for the purpose of maintaining the Plans;

                  (ix) Operation of an employee service center providing Worksite Employees with access for the purpose of making changes and resolving questions relating to Plans and paychecks;

                  (x) Payment of expense reimbursement and any other non-wage payments to Worksite Employees, as requested by Subscriber;

                  (xi) Development and implementation, not later than December 31, 1998, of a system designed to measure compliance with its obligations under
Section 1.3.2(c)(iv) hereof;


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                  (xii) Provision of reports within fifteen (15) days after the last day of each calendar month showing its performance compared to the performance standards established in Section 1.3.2(c) above, except that the obligation to provide reports with respect to Section 1.3.2(c)(iv) shall commence fifteen (15) days after the first full month following implementation of the system specified in Section 3.1.(xi); and

                  (xiii) Funding of Plans that require funding within the time required by law.

            3.2 Additional Services. NovaCare may offer services not covered by
Section 3.1 including, but not limited to, recruiting, training and development, human resources consulting, outplacement and pre-employment testing. Any such services shall be provided pursuant to a written addendum to this Agreement, executed by both parties, setting forth the services to be provided and the fee for such services.

      4. Rights, Duties and Obligations of Subscriber.

            4.1 Supervision of Employees. Subscriber will be responsible for supervision and direction of Worksite Employees in carrying out the work of Subscriber's business, and shall provide all instrumentalities (including uniforms, tools, equipment and other supplies) necessary to the performance of job functions.

            4.2 Reports of Hours Worked. Subscriber shall maintain accurate records of actual time worked, shall make accurate reports of time worked by Worksite Employees to NovaCare in accordance with the requirements of the Fair Labor Standards Act and any applicable similar state law and shall verify the accuracy of such reports. Subscriber shall maintain the records required to be kept under this Section 4.2 for seven (7) years.

            4.3 Employment Decisions. Any common-law employee of Subscriber shall be deemed a Worksite Employee hereunder. Subscriber shall verify skills and references and determine employment eligibility of all Worksite Employees. If a Worksite Employee is required to possess or maintain a license, or to be supervised by a supervisor who is required to possess or maintain a license, Subscriber shall be responsible for verifying such licensure or providing such required supervision. In taking any adverse action with respect to the pay, conditions of employment or employment status of a Worksite Employee (an "Adverse Action"), Subscriber shall comply with applicable law governing employment. Worksite Employees who are supervisory employees shall act in that capacity in compliance with applicable law. Supervisors' actions alleged to be in violation of law are outside the scope of their responsibility as NovaCare employees and supervisory employees acting in violation of law shall be deemed to be acting solely as agents of Subscriber.


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            4.4 Employee Benefit Plans. Subscriber shall not adopt, establish, maintain, operate or contribute to any "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, without the express written consent of NovaCare.

            4.5 Financial Controls. Subscriber accepts sole responsibility for accounting and other financial control policies (and fidelity bonding requirements) applicable to Worksite Employees or their conduct.

            4.6 Compliance With Law. Subscriber accepts sole responsibility for compliance with the following provisions of law applicable to Worksite
Employees:

                  (i) the Occupational Safety and Health Act (OSHA) and related or similar federal, state or local regulations and the employer's common law duty to supervise the worksite and provide a safe working environment;

                  (ii) government contracting requirements under a) Executive Order 11246, b) the Vocational Rehabilitation Act of 1973, c) the Vietnam Era Veterans' Readjustment Assistance Act of 1974, d) the Walsh-Healy Public Contracts Act, e) the Davis-Bacon Act, f) the Service Contract Act of 1965, and
g) any and all similar, related, or like federal, state, or local laws, regulations, ordinances, and statutes;

                  (iii) Worker Adjustment and Retraining Notification Act ("WARN");

                  (iv) laws affecting assignment of and ownership of intellectual property rights including, but not limited to, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets;

                  (v) the Immigration Reform and Control Act of 1986 except as set forth in Subsection 5.1(iv) below; and

                  (vi) the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended, the Americans With Disabilities Act (including provisions thereunder relating to Subscriber's premises), and any other federal, state, county or local laws, regulations, ordinances, and statutes which govern the employer/employee relationship.

            4.7 Safety. Subscriber shall report all accidents in which Worksite Employees are injured immediately (by telephone within one working day of (x) notice to Subscriber, or (y) Subscriber's knowledge, of an injury, and in writing by fax within forty-eight (48) hours) to NovaCare or NovaCare's designee. Subscriber shall cooperate in any safety inspection or investigation of a worksite injury conducted by or


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on behalf of NovaCare. Subscriber shall permit an injured Worksite Employee to return to work in an available modified-duty capacity pursuant to a medical release at NovaCare's request. Subscriber shall make such changes to the work environment and enforce such working practices as NovaCare shall reasonably require to enhance worksite safety.

                  Where required by applicable state law, NovaCare shall retain a right of direction and control over the management of safety, risk and hazard control involving Worksite Employees. However, liability for employee safety is a responsibility of Subscriber, who controls the worksites and their business operations. Subscriber acknowledges that it is responsible for maintaining a safe working environment, providing proper training in compliance with federal or state law or regulation, and establishing and maintaining such safety programs, safety policies, and safety committees as may be required by law. NovaCare, NovaCare's workers' compensation and liability insurance carriers or their assignees have the right to survey the Subscriber's worksites to look for unsafe conditions or unsafe acts which may lead to accidents. However, the retention of such right by NovaCare does not relieve Subscriber of any obligations that it has pursuant to the federal Occupational Safety and Health Act (OSHA) or any other federal, state or local law intended to provide employees at Subscriber's worksites with a safe work environment.

            4.8 COBRA. NovaCare shall be responsible for providing continued health care coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA Coverage") to each employee and former employee (and their dependents) of the Subscriber who is eligible for such COBRA Coverage on the effective date hereof. Subject to Section 6.1 and Subscriber's reimbursement obligation (as set forth below), upon termination of this Agreement, NovaCare shall provide COBRA Coverage to each Worksite Employee, former Worksite Employee, their dependents and any individual entitled to COBRA Coverage under the preceding sentence (collectively, the "COBRA Participants") who are eligible for such coverage under any NovaCare "group health plan" (as defined in Section 4980B(g)(2) of the Code) on the date of termination of this Agreement or who become eligible for COBRA Coverage as a result of the termination of this Agreement. Notwithstanding the preceding sentence, NovaCare's maximum aggregate liability for continued health benefits for the COBRA Participants shall equal the amount of the COBRA premium paid by the COBRA Participants. Benefit claims incurred during the period of COBRA Coverage which are paid by NovaCare on behalf of the COBRA Participants and that exceed the aggregate COBRA premium shall be the responsibility of the Subscriber. As soon as practicable following the end of the COBRA Coverage period, NovaCare shall submit an accounting to the Subscriber of all health benefit claims paid by NovaCare on behalf of the COBRA Participants. If the total of such claims exceeds the aggregate COBRA premium received by NovaCare, Subscriber shall immediately pay to NovaCare such excess amount.


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            4.9. Provision of Information. Subscriber shall provide to NovaCare such true and accurate information as NovaCare may request as necessary to comply with requirements of law with respect to Subscriber's ownership and organizational structure and compensation packages of its senior executives and structure and operation of benefit plans offered to Worksite Employees by Subscriber.

      5. Rights, Duties and Obligations of NovaCare.

            5.1 Compliance With Law. Provided that Subscriber has given to NovaCare all information required hereunder, NovaCare accepts sole responsibility for compliance with the following provisions of law applicable to Worksite Employees:

                  (i) all rules and regulations governing the reporting, collecting and payment of federal and state payroll taxes on wages paid under this Agreement, including, but not limited to, a) federal income tax withholding provisions of the Internal Revenue Code, b) state and/or local income tax withholding provisions, if applicable, c) Federal Insurance Contributions Act
(FICA), d) Federal Unemployment Tax Act (FUTA), and e) applicable state unemployment tax provisions;

                  (ii) except as provided below, applicable workers' compensation laws including, but not limited to, a) procuring workers' compensation insurance, b) completing and filing all required reports, and c) administering, managing, and otherwise processing claims and related procedures provided that Subscriber agrees to reimburse NovaCare for any monies found due, whether by audit or otherwise as a result of any workers' compensation classification information provided by Subscriber to NovaCare;

                  (iii) Internal Revenue Code Section4980B, subject to the provisions of Section 4.8;

                  (iv) Section 1324A(b) of the Immigration Reform and Control Act of 1986, assuming that Subscriber has provided to NovaCare all necessary and accurate documentation required by such law;

                  (v) the Consumer Credit Protection Act, Title III; and

                  (vi) the Fair Labor Standards Act, 29 U.S.C. Sections201 et seq., based solely on information provided by Subscriber pursuant to Section
4.2 hereof.


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            5.2 Delivery of Services.

                  5.2.1 Information Systems. Subscriber currently has access to the data and reports listed in Exhibit C (the "Operating Information") through electronic information systems (the "Systems"). On the effective date hereof, NovaCare shall assume responsibility for maintaining the Systems. During the term hereof, NovaCare shall continue to make available to Subscriber the Operating Information. NovaCare shall not change the Systems in a way that deprives Subscriber of access to the Operating Information in the electronic format used on the effective date of this Agreement without first obtaining Subscriber's written approval. Subscriber may, as a condition to granting approval of a change in Systems, require that NovaCare be responsible for costs necessary to create, or that NovaCare create, any interface or translation required to provide Subscriber with access to Operating Information comparable to its access on the effective date hereof. Subscriber hereby grants NovaCare a non-exclusive license, effective for the term of this Agreement, to use the Systems only as necessary to provide services to Subscriber under this Agreement. NovaCare shall not obtain any ownership interest in the Systems pursuant to the license herein granted. Any changes to the Systems made by NovaCare shall become the property of Subscriber and NovaCare shall execute at its own cost such assignments and other documents as may be necessary or appropriate for transferring and/or confirming ownership to and in Subscriber.

                  5.2.2 Organization. NovaCare shall consult with Subscriber and shall consider Subscriber's recommendations before making any material change in the size, structure, span of responsibility or location of any organizational element providing service to Subscriber under this Agreement.

      6. Effect of Termination.

            6.1 COBRA. In the event of termination of this Agreement, the Subscriber shall immediately provide coverage under a "group health plan" (as defined in Section 4980B(g)(2) of the Code) to all Worksite Employees, former Worksite Employees, and their dependents who were eligible for coverage under any NovaCare group health plan immediately before such event. The Subscriber's group health plan provided under the preceding sentence shall not contain any exclusion or limitation with respect to any pre-existing condition applicable to any Worksite Employee, former Worksite Employee or their dependents.

            6.2 Accrued Pay. If this Agreement is terminated and if the affected employees are entitled to the payment of any accrued bonus, vacation, sick or personal leave, Subscriber shall be liable for the payment thereof and will make such payments directly to NovaCare. If, however, Subscriber continues to employ such affected employee(s) after termination of this Agreement, the Subscriber shall be liable to the employee(s) for same and NovaCare shall have no obligation therefor.


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            6.3 Survival. The indemnification, contribution and duty to cooperate provisions of this Agreement shall survive the expiration of this Agreement or other termination of this Agreement indefinitely.

            6.4 Duration of Obligations. Upon the termination of this Agreement for any reason, the parties shall continue to have the following obligations through and including the termination date:

                  (i) NovaCare shall have the obligation for wages and benefits payable to the employees through and including the termination date. If for any reason (whether or not required by applicable law) NovaCare makes any payment to any of the employees after this Agreement has been terminated, NovaCare shall be entitled to full reimbursement for such expenditures;

                  (ii) Except as otherwise provided herein, all obligations of NovaCare under this Agreement to maintain workers' compensation insurance coverage and health care coverage on behalf of the employees shall cease, effective as of the termination date. All such employees shall be immediately informed by Subscriber that they are no longer covered by NovaCare's workers' compensation policy. Subscriber shall immediately assume all federal, state and local obligations of an employer to the employees which are not in conflict with state or federal law, and shall immediately assume full responsibility for providing workers' compensation coverage. NovaCare shall immediately be released from such obligations as are permitted by law, except that NovaCare shall remain responsible for the cost of claims for workers' compensation incurred prior to the date of termination. It is the intent of the parties that, to the extent allowed by law, they be placed in their respective positions immediately before their entry into this Agreement in the event of a termination or Subscriber's failure to pay NovaCare; and

                  (iii) Subscriber shall have the obligation to pay all fees payable in accordance with the provisions of this Agreement, which are attributable to the period ending on the termination date.

      7. Indemnification.

            7.1 Indemnification by Subscriber. Subscriber agrees to indemnify, hold harmless, protect and defend NovaCare, its subsidiaries and affiliates and each of their officers, directors, agents, attorneys and employees from any claims, expenses (including court costs and attorneys' fees), damages and liabilities (including severance payments to Worksite Employees) (collectively hereinafter referred to as "Damages"), from claims, actions, suits, judgments or settlements arising out of negligence, malpractice, tortious conduct, violation of any statute, law, or regulation, criminal or dishonest activity by any Worksite Employee, product liability related to products manufactured or distributed by Subscriber, Subscriber's breach of any of its obligations or warranties under this Agreement, or any action by Subscriber or its agents which


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may result in a violation of any law or regulation, including, but not limited to, Damages allegedly arising out of an Adverse Action or out of worksite conditions or actions of any kind. If such indemnification is for any reason not available or insufficient to hold NovaCare harmless, Subscriber agrees to contribute to the losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Subscriber and by NovaCare with respect to the matters contemplated by this Agreement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect not only such relative benefits, but also other equitable considerations such as the relative fault of Subscriber, on the one hand, and of NovaCare, on the other hand; provided, however, that Subscriber shall be responsible for all losses which in the aggregate are in excess of the amount of all fees actually received by NovaCare from Subscriber in connection with the services to be provided hereunder. NovaCare shall give Subscriber prompt written notice of any claim for which indemnification will be sought hereunder, shall cooperate in the investigation and defense of any such claim and shall not settle or compromise any such claim without the approval of Subscriber unless Subscriber fails to provide evidence of ability to pay a judgment in excess of the proposed settlement amount.

            7.2 Indemnification by NovaCare. NovaCare assumes responsibility for the payment of wages to the Worksite Employees without regard to payments by Subscriber to NovaCare, although in doing so NovaCare does not waive or limit any claim against Subscriber. NovaCare agrees to indemnify, hold harmless, protect and defend Subscriber, its subsidiaries and affiliates and each of their officers, directors, agents, attorneys and employees from and against any claims, expenses (including attorneys' fees and court costs), damages and liabilities from claims, actions, suits, judgments or settlements arising out of NovaCare's breach of its obligations or warranties under this Agreement or any action by NovaCare or its agents or employees (other than Worksite Employees) which may result in a violation of any law or regulation, except violations resulting from conduct of Worksite Employees or worksite conditions. Subscriber shall give NovaCare prompt written notice of any claim for which indemnification will be sought hereunder, shall cooperate in the investigation and defense of any such claim and shall not settle or compromise any such claim without the approval of NovaCare.

            7.3 Subrogation. Each party hereby waives any claim in its favor against the other party by way of subrogation or indemnification which may arise during the term of this Agreement for any and all loss of or damage to any of its property, or for bodily injury or death, which loss, damage, or bodily injury or death is covered by insurance to the extent that such loss or damage is recovered under such policies of insurance as required herein. The subrogation and indemnification concept set forth in this provision is intended to apply only to insurance matters, and nothing in this provision is intended to alter the indemnification rights set forth elsewhere in this Agreement. Each party shall assure that its insurance policies contain provisions authorizing waiver of subrogation consistent with this Section 7.3.

      8. Representations and Warranties.

            8.1 Fair Labor Standards Act. Subscriber agrees not to withhold a payment to NovaCare absent NovaCare's express permission, or in any manner, or by any device, act in violation of, cause, or seek to cause a violation of any applicable federal, state or local law, ordinance, or regulation pertaining to the terms, conditions, and services of this Agreement. Where Subscriber has followed or complied with a request or recommendation of NovaCare or otherwise properly relied on information supplied by NovaCare, it shall be relieved of responsibility for back pay and damages for such actions, unless Subscriber has failed to comply with its obligations hereunder to provide accurate information to NovaCare. Subscriber further warrants that it shall not make any taxable payment of any kind, except profit-sharing or pension plan distributions pursuant to the terms of a qualified plan, to any employee covered by this Agreement, and that any such payment shall be a breach of this Agreement, and at the election of NovaCare, grounds for immediate termination of this Agreement.

            8.2 Employment Matters. Subscriber warrants that, except as described in Exhibit C, there are no collective bargaining agreements binding upon Subscriber or affecting Worksite Employees, and that there are no pending governmental investigations or any lawsuit related to Worksite Employees, the working conditions of the Worksite Employees, the products or services produced or provided by Worksite Employees or any other matters affecting the performance of NovaCare under this Agreement except as otherwise disclosed to NovaCare. Subscriber warrants that all hazardous materials, if any, on its premises are maintained, stored and disposed of in accordance with applicable law. Subscriber agrees to provide any and all protective safety equipment required for safe performance of job duties or required under local, state or federal law.

      9. Workers' Compensation. NovaCare shall provide workers' compensation insurance for Worksite Employees in compliance with applicable law. Workers performing services for Subscriber not covered by this Agreement and not on NovaCare's payroll shall not be covered by NovaCare's workers' compensation insurance. NovaCare will not provide workers' compensation coverage to any employee for whom Subscriber is not reporting hours of payroll. Subscriber further agrees to require any independent contractor it utilizes to provide evidence of workers' compensation coverage before the independent contractor commences work at the worksite. Subscriber acknowledges that NovaCare's workers' compensation carrier or NovaCare is entitled to periodically audit the employee classification lists for each Subscriber location to make sure that employees are classified properly for workers' compensation purposes. In the event that during such an audit, or at any other time, NovaCare finds that Worksite Employees have been misclassified and such misclassification resulted from information supplied to NovaCare by Subscriber, Subscriber will promptly reimburse NovaCare, upon invoice, for charges which otherwise would have been payable by Subscriber had such employee been properly classified. NovaCare retains the responsibility for the management of workers' compensation claims, claim filings and related procedures. Subscriber agrees to cooperate with NovaCare in that regard, including in regard to the notification of injuries required by this Agreement or by law.

      10. Insurance. During the Initial Term of this Agreement and any Renewal Term, Subscriber shall obtain and maintain the following types of insurance:

            10.1 Automobile. Subscriber shall obtain and maintain automobile insurance for all owned, non-owned, and hired vehicles used in connection with the work performed on its premises or in connection with its business, and will cause its insurance carrier to issue a Certificate of Insurance evidencing same to NovaCare, naming NovaCare as an additional named insured and allowing not less than thirty (30) days' notice of cancellation or material change. The policy shall insure against liability for bodily injury and property damage, with a minimum combined single limit of Five Hundred Thousand Dollars ($500,000) and Uninsured Motorist or PIP equivalent coverage of at least the minimum limits required by the State where a "no fault" law shall apply.

            10.2 General Liability. Subscriber shall obtain and maintain general liability insurance, and cause its insurance carrier to issue a Certificate of Insurance evidencing same to NovaCare, naming NovaCare as an additional named insured and allowing not less than thirty (30) days' notice of cancellation or material change. The minimum requirement shall be One Million Dollars ($1,000,000) combined single limit, Three Million Dollars ($3,000,000) aggregate limit, including, but not limited to, where applicable, premises, operations, products, completed operations, contract and broad form property damage, independent contractors, personal injury, host liquor, and full liquor liability. If Subscriber renders professional services, it shall obtain and maintain throughout the term, and any succeeding terms of this Agreement, professional liability coverage as applicable, and will cause its insurance carrier to issue a Certificate of Insurance evidencing same to NovaCare allowing not less than thirty (30) days' notice of cancellation or material change. Unless otherwise agreed to, such policy shall have a combined single limit of not less than One Million Dollars ($1,000,000), Three Million Dollars ($3,000,000) aggregate limit.

                  Subscriber agrees that NovaCare shall not provide any general liability insurance coverage for products liability, completed operations or professional liability for any Worksite Employee or the Subscriber. Subscriber shall further agree that NovaCare shall have no obligation to provide any form of automobile insurance coverage on behalf of any Worksite Employee or for Subscriber.

      11. Miscellaneous.

            11.1 Third Party Rights. This Agreement is intended solely for the mutual benefit of the parties hereto and does not create any rights of any kind in a third party. NovaCare reserves the right and from time to time to assign its rights, duties and obligations hereunder to any affiliate, provided that NovaCare shall guarantee the performance and liability of any such affiliate. Any such assignment may be limited to a portion of NovaCare's obligations arising in one or more jurisdictions.

            11.2 Integration. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter.

            11.3 Waiver. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards to any subsequent action.

            11.4 Governing Law. This Agreement shall be subject to the laws of the Commonwealth of Pennsylvania.

            11.5 Dispute Resolution.

                  11.5.1 Arbitration. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably settled through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be resolved exclusively by binding arbitration, which shall be conducted by a single arbitrator in the Philadelphia, PA area, in accordance with the J-A-M-S/ENDISPUTE Streamlined (in the case of a dispute within the scope of the Streamlined Rules and Procedures) or Comprehensive Arbitration Rules and Procedures (the "Rules"). The parties agree that notwithstanding anything to the contrary contained in the Rules, the arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

                  11.5.2 Procedure. It is agreed that if any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than twelve (12) months after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The parties shall bear equally all costs of said arbitration (other than their own attorney's fees and costs). The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable (except as provided in 11.5.3. below) or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought.

                  11.5.3. Equitable Relief. The parties recognize that irreparable injury may result from a breach of this Agreement and that money damages may be inadequate to fully remedy the injury. Therefore, either party may, in any such instance, seek and obtain from a court of competent jurisdiction one or more preliminary or permanent orders designed to maintain the status quo ante pending arbitration by (i) restraining and enjoining any act that would constitute a breach or (ii) compelling the performance of any obligation that, if not performed, would constitute a breach. Any relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator's decision and order.

            11.6 Subscriber Intellectual Property Rights. Subscriber shall own any and all intellectual property rights incident to any and all process, products, inventions and discoveries that are created or invented by a Worksite Employee and who was directed by Subscriber to create or develop such process, product, discovery or invention. Subscriber shall bear any and all costs associated with any copyrights, trademarks or patents that Subscriber chooses to obtain to protect Subscriber's intellectual property rights.

            11.7 Duty to Cooperate. In the event that an employee or a government agency or entity files any type of claim, lawsuit or charge against NovaCare, Subscriber or both, alleging a violation of any law or failure to do something which was otherwise required by law, Subscriber and NovaCare mutually agree to cooperate with each other in the defense of any such claim, lawsuit or charge. NovaCare and Subscriber will make available to each other upon request any and all documents that either party has in its possession which relate to any such claim, lawsuit or charge. However, neither party shall have the duty to cooperate with the other if the dispute is between the parties themselves, nor shall this provision preclude the raising of cross claims or third party claims between Subscriber and NovaCare.

            11.8 Severability. Should any term, warranty, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in force and shall stand as if the unenforceable part did not exist. The captions in this Agreement are provided for convenience only and are not part of the terms and conditions of this Agreement.

            11.9 Modification and Implementation. Any modifications to this Agreement must be in writing and executed by NovaCare and Subscriber to be enforceable.

            11.10 No Partnership. Nothing set forth herein shall be deemed to create a partnership or joint venture between Subscriber and NovaCare and no fiduciary duty shall arise from the relationship created herein.

            11.11 Notification of Termination to Employees. NovaCare will notify all persons made Worksite Employees by this Agreement of that status after Subscriber provides the names of such persons to NovaCare. NovaCare will also provide each Worksite Employee with any required notice pursuant to applicable state law or such person's status under this Agreement and shall obtain from such person any required acknowledgment of such status. If for any reason this Agreement is terminated, NovaCare will notify all Worksite Employees of whom it is aware of the termination of this Agreement and Subscriber shall also notify all Worksite Employees of the termination of this Agreement and shall inform them that they are no longer covered by NovaCare's benefits or workers' compensation policy.

            11.12 Counterparts. This Agreement may be signed in one or more counterparts, each of which when executed shall be deemed an original and together shall constitute one and the same instrument.

            11.13 Intention of the Parties. The intention of the parties with respect to allocation between them of rights, duties and obligations is as set forth in this Agreement. To the extent that the law of any state requires a different form of agreement to effect the intention of the parties, the parties agree to negotiate in good faith and to execute separate agreements applicable to such state.

NOVACARE, INC.                               NOVACARE EMPLOYEE
for itself and as Agent for its              SERVICES, INC.
Subsidiaries listed on Exhibit A.


- --------------------------------             ---------------------------------
Signature              Date                  Signature                    Date

- --------------------------------             ---------------------------------
Printed or Typed Name                        Printed or Typed Name

- --------------------------------             ---------------------------------
Title                                        Title


Subscriber

                                    EXHIBIT A

                              COVERED SUBSIDIARIES




A.D. Craig Company
ASK Colorado Health Care Services, P.C.
Advance Orthotics, Inc.
Advanced Orthopedic Technologies (Clayton), Inc.
Advanced Orthopedic Technologies (Lett), Inc.
Advanced Orthopedic Technologies (New Jersey), Inc.
Advanced Orthopedic Technologies (New Mexico), Inc.
Advanced Orthopedic Technologies (New York), Inc.
Advanced Orthopedic Technologies (OTI), Inc.
Advanced Orthopedic Technologies (Parmeco), Inc.
Advanced Orthopedic Technologies (SFV), Inc.
Advanced Orthopedic Technologies (Virginia), Inc.
Advanced Orthopedic Technologies (West Virginia), Inc.
Advanced Orthopedic Technologies Management Corp.
Advanced Orthopedic Technologies, Inc.
Advanced Orthopedic Technologies, Inc.
Affiliated Physical Therapists, Ltd.
Artificial Limb and Brace Center
Ather Sports Injury Clinic, Inc.
Atlantic Rehabilitation Services, Inc.
Boca Rehab Agency, Inc.
Bowman-Shelton Orthopedic Service, Incorporated
Buendel Physical Therapy, Inc.
C.O.A.S.T. Institute Physical Therapy, Inc.
Cannon & Associates, Inc.
Cenla Physical Therapy & Rehabilitation Agency, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.
CenterTherapy, Inc.
Certified Orthopedic Appliance Co., Inc.
Champion Physical Therapy, Inc.
Coplin Physical Therapy Associates, Inc.
Crowley Physical Therapy Clinic, Inc.
Dale Clark Prosthetics, Inc.
Douglas Avery & Associates, Ltd.
Douglas C. Claussen, R.P.T., Physical Therapy, Inc.
Elk County Physical Therapy, Inc.
Employee Benefits Management, Inc.
Employee Services, Inc. of North Carolina

Employers' Risk Management, Inc.
Fine, Bryant & Wah, Inc.
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.
Frank J. Malone & Son, Inc.
Gallery Physical Therapy Center, Inc.
Georgia Physical Therapy of West Georgia, Inc.
Greater Sacramento Physical Therapy Associates, Inc.
Grove City Physical Therapy and Sports Medicine, Inc.
Gulf Breeze Physical Therapy, Inc.
Gulf Coast Hand Specialists, Inc.
Hand Therapy Associates, Inc.
Hand Therapy and Rehabilitation Associates, Inc.
Hawley Physical Therapy, Inc.
Heartland Rehabilitation, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.
Industrial Health Care Company, Inc.
J. E. Hanger, Incorporated
Jim All, Inc.
Kesinger Physical Therapy, Inc.
Lynn M. Carlson, Inc.
Marilyn Hawker, Inc.
McFarlen & Associates, Inc.
McKinney Prosthetics/Orthotics, Inc.
Medical Arts O&P Services, Inc.
Metro Rehabilitation Services, Inc.
Mica Corporation, Inc.
Michigan Therapy Centre, Inc.
Mill River Management, Inc.
Mitchell Tannebaum I, Inc.
Mitchell Tannebaum II, Inc.
Mitchell Tannenbaum III, Inc.
Monmouth Rehabilitation, Inc.
NC (Wisconsin), S.C.
NC Cash Management, Inc.
NC Resources, Inc.
New Mexico Physical Therapists, Inc.
Northland Regional Orthotic and Prosthetic Center, Inc.
Northside Physical Therapy, Inc.
NovaCare (Arizona), Inc.
NovaCare (Colorado), Inc.
NovaCare (Texas), Inc.
NovaCare Administrative Employee Services of New York, Inc.
NovaCare Administrative Employee Services, Inc.
NovaCare Easton & Moran Physical Therapy, Inc.
NovaCare Employee Services Club Staff, Inc.
NovaCare Employee Services Easy Staff, Inc.
NovaCare Employee Services Northeast, Inc.
NovaCare Employee Services Resource One, Inc.
NovaCare Employee Services TPI, Inc.
NovaCare Employee Services of America, Inc.
NovaCare Employee Services of Boston, Inc.
NovaCare Employee Services of Bradenton, Inc.
NovaCare Employee Services of Florida, Inc.
NovaCare Employee Services of New York, Inc.
NovaCare Employee Services of Orlando, Inc.
NovaCare Employee Services, Inc.
NovaCare Management Company, Inc.
NovaCare Management Services, Inc.
NovaCare Northside Therapy, Inc.
NovaCare Orthotics & Prosthetics East, Inc.
NovaCare Orthotics & Prosthetics Holdings, Inc.
NovaCare Orthotics & Prosthetics West, Inc.
NovaCare Orthotics & Prosthetics, Inc.
NovaCare Outpatient Rehabilitation East, Inc.
NovaCare Outpatient Rehabilitation I, Inc.
NovaCare Outpatient Rehabilitation West, Inc.
NovaCare Outpatient Rehabilitation, Inc.
NovaCare Rehab Agency of Alabama, Inc.
NovaCare Rehab Agency of Florida, Inc.
NovaCare Rehab Agency of Georgia, Inc.
NovaCare Rehab Agency of Illinois, Inc.
NovaCare Rehab Agency of Kansas, Inc.
NovaCare Rehab Agency of Missouri, Inc.
NovaCare Rehab Agency of New Jersey, Inc.
NovaCare Rehab Agency of North Carolina, Inc.
NovaCare Rehab Agency of Northern California, Inc.
NovaCare Rehab Agency of Ohio, Inc.
NovaCare Rehab Agency of Oklahoma, Inc.
NovaCare Rehab Agency of Oregon, Inc.
NovaCare Rehab Agency of Pennsylvania, Inc.
NovaCare Rehab Agency of South Carolina, Inc.
NovaCare Rehab Agency of Southern California, Inc.
NovaCare Rehab Agency of Tennessee, Inc.
NovaCare Rehab Agency of Virginia, Inc.
NovaCare Rehab Agency of Washington, Inc.
NovaCare Rehab Agency of Wyoming, Inc.
NovaCare Rehabilitation Agency of Wisconsin, Inc.
NovaCare Rehabilitation, Inc.
NovaCare Service Corp.
NovaCare Speech Therapy & Audiology, Inc.
NovaCare, Inc.
NovaCare, Inc. (Delaware)
NovaFunds, Inc.
NovaMark, Inc.
NovaMed, Inc.
NovaStock, Inc.
OSI Midwest, Inc.
Opus Care, Inc.
Ortho East, Inc.
Ortho Rehab Associates, Inc.
Ortho-Fab Laboratories, Inc.
Orthopedic Rehabilitative Services, Ltd.
Orthotic & Prosthetic Rehabilitation Technologies, Inc.
Orthotic and Prosthetic Associates, Inc.
Peters, Starkey & Todrank Physical Therapy Corporation
Physical Focus, Inc.
Physical Rehabilitation Partners, Inc.
Physical Therapy Institute, Inc.
Professional Insurance Planners of Florida, Inc.
Professional Orthotics and Prosthetics, Inc.
Professional Orthotics and Prosthetics, Inc. of Santa Fe
Progressive Orthopedic
Prosthetics-Orthotics Associates, Inc.
Quad City Management, Inc.
Quad City Regional Spine Institute, P.C.
RCI (Colorado), Inc.
RCI (Exertec), Inc.
RCI (Illinois), Inc.
RCI (Michigan), Inc.
RCI (S.P.O.R.T.), Inc.
RCI (WRS), Inc.
RCI Nevada, Inc.
Rebound Oklahoma, Inc.
Redwood Pacific Therapies, Inc.
Rehab Managed Care of Arizona, Inc.
Rehab Provider Network - California, Inc.
Rehab Provider Network - Delaware, Inc.
Rehab Provider Network - Georgia, Inc.
Rehab Provider Network - Illinois, Inc.
Rehab Provider Network - Indiana, Inc.
Rehab Provider Network - Maryland, Inc.
Rehab Provider Network - Michigan, Inc.
Rehab Provider Network - New Jersey, Inc.
Rehab Provider Network - Ohio, Inc.
Rehab Provider Network - Oklahoma, Inc.
Rehab Provider Network - Pennsylvania, Inc.
Rehab Provider Network - Virginia, Inc.
Rehab Provider Network - Washington, D.C., Inc.
Rehab Provider Network of Colorado, Inc.
Rehab Provider Network of Florida, Inc.
Rehab Provider Network of Nevada, Inc.
Rehab Provider Network of New Mexico, Inc.
Rehab Provider Network of Texas, Inc.
Rehab Provider Network of Wisconsin, Inc.
Rehab World, Inc.
Rehab/Work Hardening Management Associates, Ltd.
RehabClinics (Coast), Inc.
RehabClinics (Galaxy), Inc.
RehabClinics (New Jersey), Inc.
RehabClinics (PTA), Inc.
RehabClinics (SPT), Inc.
RehabClinics Abilene, Inc.
RehabClinics Dallas, Inc.
RehabClinics Pennsylvania, Inc.
RehabClinics, Inc.
Rehabilitation Fabrication, Inc.
Robert M. Bacci, R.P.T., Physical Therapy, Inc.
Robin-Aids Prosthetics, Inc.
Rx One, Inc.
S.T.A.R.T., Inc.
SG Rehabilitation Agency, Inc.
SG Speech Associates, Inc.
Salem Orthopedic & Prosthetic, Inc.
San Joaquin Orthopedic, Inc.
South Jersey Physical Therapy Associates, Inc.
Southpointe Fitness Center, Inc.
Southwest Medical Supply Company, Inc.
Southwest Physical Therapy, Inc.
Southwest Therapists, Inc.
Sporthopedics Sports and Physical Therapy Centers, Inc.
Sports Therapy and Arthritis Rehabilitation, Inc.
Staffing Technologies, Inc.
Star Physical Therapy, Inc.
Stephenson-Holtz, Inc.
T.J. Partnership I
TJ Corporation I, L.L.C.
Texoma Health Care Center, Inc.
The Center for Physical Therapy and Rehabilitation, Inc.
The Orthopedic Sports and Industrial Rehabilitation Network, Inc.
Theodore Dashnaw Physical Therapy, Inc.

Treister, Inc.
Union Square Center for Rehabilitation & Sports Medicine, Inc.
Vanguard Rehabilitation, Inc.
Wayzata Physical Therapy Center, Inc.
West Suburban Health Partners, Inc.
Western Rehab Services, Inc.
Workers Rehabilitation Services, Inc.

                                    EXHIBIT B

                                 BENEFITS PLANS



NovaCare, Inc. benefits plans as structured on February 1, 1997 as follows:

      1. Flex Plan, including Medical, Dental, Employee Life Insurance, Dependent Life Insurance, Long Term Disability Insurance, Health Care Spending Account, Flex Time Off and Financial Counseling.

      2.    401(k) Retirement Savings Plan

      3.    Short Term Disability Plan

      4.    Vision Discount Plan

      5.    Employee Assistance Program

      6.    Business Travel Accident Insurance

      7.    Employee Stock Purchase Plan

      8.    Executive Supplemental Benefits Plan

                                    EXHIBIT C

                               INFORMATION SYSTEMS


THE FOLLOWING SYSTEMS AND INTERFACES ARE SUPPORTED AND MAINTAINED ONLY BY NCES AND THEIR PREFERRED VENDORS:

NovaSTAR -
    - Main Human Resources Information System for NovaCare, Inc. Contains information for all employees not in the Outpatient Division
    -  Data captured includes
            -  Demographic
            -  Organization
            -  Compensation
            -  Employment
            -  Job/EEO
            -  Review
            -  Tax
            -  Tax Deferred Plans
            -  Benefit Deductions
            -  Licenses
            -  Awards
            -  ADP required data
                  -  Data Control
                  -  File Number
            -  Watson Wyatt required data
                  -  Benefit FTE

HR Partner -
    - Human Resources Information and Payroll front-end system for Outpatient Rehabilitation
    -  Data captured includes
            -  Demographic
            -  Organization
            -  Compensation
            -  Employment
            -  Job/EEO
            -  Review
            -  Tax
            -  Tax Deferred Plans
            -  Benefit Deductions
            -  All  Payroll Data (time, earnings, deductions)
            -  Watson Wyatt Required data
                  -  Benefit FTE

HR2000 -
    -  Human Resources Information System for Orthotics & Prosthetics Division
    -  Data captured includes
            -  Demographic
            -  Organization
            -  Compensation
            -  Employment
            -  Job/EEO
            -  Review

                                    EXHIBIT C

                               INFORMATION SYSTEMS



            -  Tax
            -  Tax Deferred Plans
            -  Benefit Deductions
            -  Watson Wyatt Required data
                  -  Benefit FTE

PC Payroll

    - Front-end Payroll system that captures raw pay data and transmits it to ADP for net check processing and pay check cutting and distribution
    - Interfaces coming in are from NovaStar via PC Exchange for employee demographic information, file number, and data control from Watson Wyatt for benefit deductions
    -  PC Exchange - interface of raw employee data from NovaStar to PC Payroll

EAS -
    -  Expense reporting system that interfaces with NovaSTAR
    - NovaStar, HR2000, and HR Partner send a weekly feed to EAS for employee demographic information

Watson Wyatt Interface
    - Interface from NovaStar, HR2000, and HR Partner to Watson Wyatt (benefits administration vendor) which included employee demographic, compensation, employment, and other Watson Wyatt required raw data
    - The calculated benefits deduction information is sent back to PC Payroll and HR Partner to be included in the payroll

NovaFlex - front end Watson Wyatt benefits administration system updated by Watson Wyatt

Contracts Database - Interface to NovaStar for facility identification numbers


THE FOLLOWING SYSTEMS TAKE FEEDS/INTERFACES FROM NOVASTAR AND SHOULD BE MAINTAINED AND SUPPORTED BY NOVACARE, INC. AS DESIRED. CHANGES TO THESE SYSTEMS WHICH WOULD REQUIRE CHANGES IN DATA OR FORMAT FROM NCES SUPPORT SYSTEMS WOULD HAVE TO BE NEGOTIATED BETWEEN NOVACARE, INC. AND NCES.

NovaNet+ -
      - takes raw data from NovaSTAR for DCP processing

Termination Reporting  Database-
      - takes termination information from NovaSTAR for reporting purposes


THE FOLLOWING SYSTEMS TAKE FEEDS/INTERFACES FROM ADP AND SHOULD BE MAINTAINED AND SUPPORTED BY NOVACARE AND NCES JOINTLY DEPENDING ON THE INITIATOR OF THE
CHANGE:

Symix General Ledger
      - takes feed from ADP for updates to the general ledger system

SMS General Ledger
      - takes feed from ADP for updates to the general ledger system